Exhibit 1.1

$500,000,000 of Variable Denomination Floating Rate Demand Notes
iCap Vault 1, LLC
PLACEMENT AGENT AGREEMENT

iCap Vault Management, LLC, a Delaware limited liability company, is the Manager of iCap Vault 1, LLC, a Delaware limited liability company (the “Company”) engaged in business to acquire income-producing real estate properties and financial instruments related to real estate properties. The Manager, on behalf of the Company, proposes to offer and sell to qualified investors, upon the terms and subject to the conditions set forth in the Prospectus dated November 25, 2020, as amended (the “Prospectus”), variable denomination floating rate demand notes (“Notes”) of the Company, with a minimum investment of $25.00 per purchaser. The offering is for a maximum of $500,000,000 in Notes.

1. Sale of Notes. The Manager hereby appoints you to effect sales of Notes, on a best efforts basis, for the account of the Company. This appointment shall commence on the date hereof. Subject to the terms and conditions of this Placement Agent Agreement (this “Agreement”) and upon the basis of the representations and warranties herein set forth, you accept such appointment and agree to use your best efforts to find purchasers of Notes. Offers and sales of Notes may only be made in accordance with the terms of the offering thereof as set forth in the Prospectus.

2. Eligible Purchasers of Notes. You agree not to offer or sell Notes to any person who does not meet the suitability standards set forth in the Prospectus. Each prospective purchaser must complete and execute a Subscription Agreement, and return it to the undersigned together with such other documents, instruments or information as the Manager may request together with valid funds in the full amount of the purchase price for the number of Notes subscribed for.

3. Submission of Orders. Each prospective investor shall deliver a completed and signed copy of the Subscription Agreement and must set up an account and complete the onboarding process at the Company’s website at www.icapequity.com/vault. Investors will be required to read and accept the Terms of Use before submitting and completing this process online. The initial investment will be made using an ACH transfer from a U.S. bank account the investor has successfully linked during the online onboarding process. Investors must verify their ownership of the linked U.S. bank account by completing the bank account verification process online.

The Company has the right, in its sole discretion, to accept or reject any subscription and the Company will provide written confirmation if their subscription has been accepted.

4. Compensation. In consideration of your services in soliciting and obtaining purchasers of Notes, the Company agrees to pay to you a sales commission equal to one percent (1.0%) of the aggregate principal amount of the Notes sold to investors, payable over four calendar quarters (“Quarterly Commission Payments”) in arrears on the last day of each calendar quarter (March 31, June 30, September 30 and December 31) (each a “Quarterly Commission Payment Date”) at a rate of 0.25% per quarter, commencing on the Quarterly Commission Payment Date following the issuance of such Notes, to the extent that such Notes have not been redeemed or repurchased, with such payments calculated on the average daily outstanding principal balances of the Notes during the applicable calendar quarter; provided, however, to the extent that such Notes have been redeemed or repurchased prior to the completion of the applicable four Quarterly Commission Payment Dates, no Quarterly Commission Payment shall be made on such redeemed or repurchased Notes during any Quarterly Commission Payment Date after such redemption or repurchase of such Notes. Following the four Quarterly Commission Payments, to the extent that such Notes have not been redeemed or repurchased, we will pay an annual administration fee of 1.0% of the outstanding aggregate principal amount of the Notes sold to investors, payable quarterly (“Quarterly Administration Payments”) in arrears on the last day of each calendar quarter (March 31, June 30, September 30 and December 31) (each a “Quarterly Administration Payment Date”) at a rate of 0.25% per quarter, commencing on the Quarterly Administration Payment Date following the fourth Quarterly Commission Payment of such Notes, with such payments calculated on the average daily outstanding principal balances of the Notes during the applicable calendar quarter; provided, however, to the extent that such Notes have been redeemed or repurchased, no Quarterly Administration Payment shall be made on such Notes during any Quarterly Administration Payment Date after such redemption or repurchase of such Notes. Notwithstanding the foregoing, Placement Agent will not be entitled to any compensation on Notes which are purchased through the reinvestment of interest, including but not limited to Quarterly Commission Payments and Quarterly Administration Payments and under no circumstances will the Quarterly Administration Payments, in addition to the Quarterly Commission Payments and all other forms of underwriting compensation pursuant to FINRA Rule 2310 exceed 10% of the gross offering proceeds.

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Quarterly Commission Payments and Quarterly Administration Payments shall be paid in arrears on the last day of each calendar quarter as set forth above. Any payment to you will be payable only with respect to transactions lawful in the jurisdictions where such transactions occur.

The offering of Notes shall be made in compliance with FINRA Rule 2310, which governs the amount of compensation that direct participation programs may pay for the services provided by FINRA members. Accordingly, total underwriting compensation, including Quarterly Commission Payments and Quarterly Administration Payments to be paid by the Company for the sale of Notes shall not exceed a maximum of ten percent (10%) of the gross proceeds of the offering received. If you are a member of FINRA, you shall not re-allow all or any part of the compensation provided for in this Section 4 to any person who is not also a member of FINRA pursuant to FINRA Rule 2040.

5. Further Agreements of Placement Agent. Your execution and acceptance of this Agreement constitutes a representation to the Manager and the Company that:

(a) You are a corporation, limited liability company or limited partnership (as the case may be) duly organized, validly existing and in good standing under the laws of the jurisdiction in which you are incorporated, with all requisite power and authority to enter into this Agreement and to carry out your obligations hereunder.

(b) This Agreement has been duly and validly authorized, executed and delivered by you, and constitutes the valid agreement of you enforceable in accordance with its terms, subject to applicable bankruptcy and similar laws and principals of equity. Your execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms hereof do not and will not conflict with or constitute a default under your organizational documents, or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which you are a party as of this date, or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over you, or any of your property; and no consent, approval, authorization or order of any court or other governmental agency or body has been or is required for your performance of this Agreement, or for the consummation of the transactions contemplated hereby.

(c) You are a properly registered or licensed broker-dealer, duly authorized to sell Notes under federal and state securities laws and regulations and in all states where you offer or sell Notes, and you are a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and shall maintain such registration, license and good standing throughout the term of this Agreement. There is no provision in your FINRA membership agreement that would restrict your ability to carry out the offering of the Notes as contemplated by this Agreement.

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(d) With respect to your participation in the offer and sale of the Notes (including, without limitation, any resales and transfers of Notes), you agree to comply in all material respects with all applicable requirements of the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations and all other federal regulations applicable to the offering, the sale of Notes and with all applicable state securities or blue sky laws, and the Rules of FINRA applicable to the Notes, from time to time in effect, specifically including, but not in any way limited to, FINRA Rules 2040 (Payments to Unregistered Persons), 2111 (Suitability), 2231 (Customer Account Statements), 2310 (Direct Participation Programs), 5130 (Restrictions on the Purchase and Sale of Initial Equity Public Offerings), and 5141 (Sale of Securities in a Fixed Price Offering) therein.

(i) You will not offer the Notes for sale in any jurisdiction unless and until you have been advised that the Notes are either registered in accordance with, or exempt from, the securities and other laws applicable thereto.

(ii) In addition, you shall, in accordance with applicable law or as prescribed by any state securities administrator, provide to any prospective investor copies of any prescribed document which is part of the Registration Statement and any supplements thereto during the course of the offering and prior to the sale. The Company may provide you with certain sales material approved in writing by the Manager of the Company (“Approved Sales Literature”) to be used in connection with the solicitation of purchasers of the Notes. If you elect to use such Approved Sales Literature in connection with the solicitation of purchasers of the Notes then such material shall not be used by you unless accompanied or preceded by the Prospectus, as then currently in effect, and as it may be amended or supplemented in the future.

(iii) You agree that you will not use any Approved Sales Literature other than those provided to you by the Company for use in the offering. The use of any other sales material is expressly prohibited.

(e) You will not give any information or make any representations or warranties in connection with the offering of Notes other than, or inconsistent with, those contained in the Prospectus and any Approved Sales Material. You will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of any offer to sell the Notes to an investor. You agree to deliver or send any supplements and any amended Prospectus to any investor you have previously sent to or given a Prospectus prior to or simultaneously with the first solicitation of an offer to sell the Notes to an investor. You will not deliver the Approved Sales Material to any person unless such Approved Sales Material is accompanied or preceded by a copy of the Prospectus. You expressly agree not to prepare or use any sales literature, advertisements or other materials in connection with the offering or sale of the Notes without our prior written consent. You agree that to the extent information is provided to you marked “For Broker-Dealer Use Only”, you will not provide such information to prospective investors.

(f) You will solicit only eligible purchasers of Notes as described in the Prospectus under “NOTICES TO INVESTORS OF CERTAIN STATES AND SUITABILITY STANDARDS” and will offer the Notes to persons only in the jurisdictions in which you are legally qualified to so act and in which you have been advised by the Company in writing that the Notes are qualified for sale or that such qualification is not required.

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(g) You agree to make diligent inquiries and maintain a record thereof for a period of at least six years of all investors in the Notes, in order to determine whether the purchase of Notes represents a suitable investment for such investor, and whether the investor is otherwise eligible to purchase Notes in accordance with the terms of the offering. Such inquiry shall also be made with respect to any resales or transfers of Notes. Accordingly, you shall satisfy the following requirements:

(i) In recommending to an investor the purchase of Notes, you shall have reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by you or your representatives, that the investor (or, if the investor is acting as trustee or custodian of a trust or other entity, that such other trust or entity) is or will be in a financial position to realize to a significant extent the benefits described in the Prospectus, that such investor has a fair market net worth sufficient to sustain the risks inherent in the purchase of Notes, including loss of the investment and lack of liquidity, and that Notes are otherwise suitable as an investment. In making this suitability determination, you shall ascertain that the prospective investor:

a. meets the minimum income and net worth standard set forth in the prospectus;

b. can reasonably benefit from an investment in Notes based on the prospective investor’s overall investment objectives and portfolio structure;

c. has apparent understanding of:

i. the fundamental risks of the investment;

ii. the risk that the investor may lose the entire investment;

iii. the lack of liquidity of the Notes;

iv. the restrictions on transferability of the Notes;

v. background and qualifications of the Manager; and

vi. the tax consequences of the investment.

You will make this determination on the basis of the information you have obtained from the prospective investor. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective investor, as well as any other pertinent factors.

(ii) You shall also maintain in your files, for at least six years from the date of sale of the Notes to each purchaser, documents disclosing the basis upon which your determination of suitability was reached as to each investor. Upon reasonable notice to you, the Manager, or its designated agents, shall have the right to inspect such records.

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(iii) Notwithstanding the foregoing, you shall not execute any transaction for the purchase or sale of Notes in a discretionary account, without prior written approval of the transaction by your customer.

(iv) Prior to executing any transaction for the purchase or sale of Notes, and any resale or transfer of Notes as permitted, you (or one of your associated persons) shall fully inform the investor of all pertinent facts relating to the liquidity and marketability of Notes during the term of the Company.

(h) You agree that you will not rely on the Company and the Manager to satisfy your duty of due diligence and, in particular, you agree to obtain from the Company and from other sources such information as you deem necessary to comply with FINRA Rule 2310. You further agree to supply the Company with such written reports of your activities relating to the offer and sale of Notes as the Company may request from time to time.

(i) You agree to diligently make inquiries as required by law of all prospective purchasers of Notes in order to ascertain whether a purchase of Notes is suitable for each such purchaser, and not rely solely on information supplied by each purchaser. You also agree to promptly transmit to the Company all fully completed and duly executed Subscription Agreements.

(j) You have reasonable grounds to believe (based on information made available to you by the Manager through the Prospectus and other materials, or otherwise obtained as a result of inquiries conducted by you or other FINRA member firms) that all material facts concerning the Company are adequately and accurately disclosed and provide a basis for evaluating the Company, including facts relating to items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals or other reports.

(k) For purposes of 4(j) above, you may rely upon the results of an inquiry conducted by another member broker dealer, provided that:

(i) You have reasonable grounds to believe that such inquiry was conducted with due care;

(ii) The results of the inquiry were provided to you with the consent of the member broker dealer conducting or directing the inquiry; and

(iii) No broker dealer that participated in the inquiry is the Manager or affiliate of the Manager.

(l) You agree that for the investors that you make a recommendation for the purchase of the Notes you will abide by and comply with the applicable requirements of Regulation Best Interest, as adopted by the Securities Exchange Commission (“SEC”) on June 5, 2019, and the accompanying rules and forms, including but not limited to, the requirement that broker-dealers provide a Form CRS (Relationship Summary for Brokers and Dealers Providing Services to Retail Investors, Pursuant to § 240.17a-14 of This Chapter) to retail investors and the associated record-making and recordkeeping requirements.

(m) If you use electronic delivery to distribute the Prospectus to any person or you allow the use of electronic signatures, you will comply with all applicable requirements of the SEC, the Blue Sky laws and/or FINRA and any other laws and regulations related to the electronic delivery of documents and the use of electronic signatures. You agree that you will rely upon no statement whatsoever, written or oral, other than the statements in the final Prospectus (as amended or supplemented from time to time) or in Approved Sales Literature. You are not authorized by the Company to give any information or to make any representation not contained in the final Prospectus (as amended or supplemented from time to time) or in Approved Sales Literature in connection with the sale of the Notes.

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6. Representations and Warranties of the Manager and Company.

(a) The Company is duly organized and validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct the business in which it is engaged as described in the Prospectus.

(b) The Notes, when issued, will be duly and validly issued and will conform to the description thereof contained in the Prospectus; such Notes are not subject to the preemptive rights of any Note holder of the Company; and all action required to be taken for the authorization, issue and sale of such Notes has been validly and sufficiently taken.

(c) The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulation thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(d) This Agreement has been duly and validly authorized, executed and delivered by the Manager, and constitutes the valid agreement of the Manager enforceable in accordance with its terms, subject to applicable bankruptcy and similar laws and principles of equity. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms hereof by the Manager and the Company do not and will not conflict with or constitute a default under the organizational documents of such entities, or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or Manager is a party as of this date, or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Manager or the Company, or any of their respective property; and no consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of this Agreement by the Manager or the Company, or for the consummation of the transactions contemplated hereby.

(e) To the best of our knowledge, all materials provided by the Manager or the Company to you, including materials provided to you in connection with your due diligence investigation relating to the offering of Notes, were materially accurate as of the date provided.

(f) Any and all Approved Sales Materials prepared by the Manager or the Company, for use with potential investors in connection with the offering of Notes, when used in conjunction with the Prospectus, will not at the time provided for use, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If at any time any event occurs as a result of which such Approved Sales Materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Manager or the Company will promptly notify you thereof, and you agree to terminate the use of any such Approved Sales Materials after being informed.

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(g) To the best of our knowledge, the Company is not in any material violation of its Limited Liability Company Operating Agreement, as amended, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties is bound which could reasonably be expected to have a material adverse effect upon the Company.

(h) The Registration Statement has been prepared and filed by the Company in conformity with the Securities Act and the applicable instructions and Regulations. The Securities and Exchange Commission has not issued any order preventing or suspending the use of any prospectus or preliminary prospectus filed with the Registration Statement or any amendments thereto. At the time the Registration Statement became effective (the “Effective Date”) and at the time that any post-effective amendment thereto becomes effective and at all times subsequent thereto up to the final termination of the offering, the Registration Statement and Prospectus (as amended or as supplemented) will contain all statements which are required to be stated therein in accordance with the Securities Act and the Regulations and will in all respects conform to the requirements of the Securities Act and the Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) The Blue Sky Memorandum provided to you, as supplemented or amended to the extent such supplement or amendment is provided to you in writing, accurately indicates the states in which the Notes are exempt from, or have been registered or qualified under, applicable state securities or “blue sky” laws, and sets forth the restrictions, if any, on the rights of broker dealers to solicit sales thereof.

(j) To the best of our knowledge, there is no material action, suit or proceeding pending or threatened before or by any court or governmental agency or body, to which the Company or the Manager is a party, except for such actions, suits or proceedings that have been publicly disclosed in the Company’s filings with the Securities and Exchange Commission.

(k) To the best of our knowledge, since the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended or supplemented from time to time, except as may otherwise be stated in or contemplated by the Registration Statement, the Prospectus or other subsequent filings of the Company with the Securities and Exchange Commission, there has not been any material adverse change in the financial condition or in the earnings, affairs or business prospects of the Company whether or not arising in the ordinary course of business, and there have not been any material transactions entered into by the Company except in the ordinary course of business.

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(l) The accountants who have certified certain financial statements appearing in the Prospectus are an independent registered public accounting firm within the meaning of the Securities Act and the Securities Act Rules and Regulations. Such accountants have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act). The Company and its subsidiaries each maintains a system of internal accounting and other controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles as applied in the United States (“GAAP”), including, without limitation:

(i) policies and procedures that:

a. pertain to the maintenance of records that in reasonable detail accurately and fairly reflect in all material respects the transactions and dispositions of the assets of the Company or its subsidiaries;

b. provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company or its subsidiaries are being made only in accordance with general or specific authorizations of the Company’s management and directors or an advisor; and

c. provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s or its subsidiaries’ assets that could have a material adverse effect on the Company’s financial statements; and

(ii) policies and procedures that provide reasonable assurances that:

a. transactions are executed only in accordance with general or specific authorizations of the Company’s management or directors or the Manager;

b. transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for assets;

c. access to assets is permitted only in accordance with general or specific authorization of the Company’s management or directors or the Manager; and

d. the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

The financial statements filed with the Securities and Exchange Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement or any applicable Prospectus.

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(m) The Company shall provide, pursuant to FINRA Rule 2310(b)(5), the following:

(i) a per Note estimated value developed in a manner reasonably designed to ensure it is reliable, in the Company’s periodic reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

(ii) an explanation of the method by which the per Note estimated value was developed;

(iii) the date of the valuation; and

(iv) in a periodic or current report filed pursuant to Section 13(a) or 15(d) of the Exchange Act within 150 days following the second anniversary of breaking escrow, if applicable and in each annual report thereafter, a per Note estimated value:

a. based on valuations of the assets and liabilities of the Company performed at least annually, by, or with the material assistance or confirmation of, a third-party valuation expert or service;

b. derived from a methodology that conforms to standard industry practice; and

c. accompanied by a written opinion or report by the Company, delivered at least annually, that explains the scope of the review, the methodology used to develop the valuation or valuations, and the basis for the value or values reported.

7. Anti-Money Laundering Compliance Program. Your acceptance of this Agreement constitutes a representation to the Manager and the Company that you have established and implemented anti-money laundering compliance programs, in accordance with applicable law, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001 (the Patriot Act”), which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of Notes of the Company. The Manager’s acceptance of this Agreement constitutes a representation by the Manager and the Company that the Manager and the Company have established and implemented anti-money laundering compliance programs, in accordance with applicable law, including applicable SEC rules and the Patriot Act, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with your sale of the Notes of the Company.

8. Confidentiality and Privacy. The Manager, the Company and you shall, when applicable:

(a) abide by and comply with (A) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable regulations promulgated thereunder, (B) the privacy standards and requirements of any other applicable federal or state law, including but not limited to, the Fair Credit Reporting Act (“FCRA”), and (C) its own internal privacy policies and procedures, each as may be amended from time to time;

(b) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law;

(c) except as expressly permitted under the FCRA, the Company, the Manager, and you shall not disclose any information that would be considered a “consumer report” under the FCRA;

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(d) determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the broker-dealers which have singed a Placement Agent Agreement (the “List”) to identify customers that have exercised their opt-out rights. If either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures;

(e) The Manager, the Company and you shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of non-public personal Information in your respective control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any non-public personal Information, the party responsible for the disclosure will immediately notify the other party.

(f) The provisions of this Section 8 shall survive the termination of this Agreement.

9. Termination. Either party may terminate this Agreement at any time, effective immediately, by giving written notice to other party. In the event of termination, you shall not be entitled to any commissions or any restitution for the value of your services rendered prior to or subsequent to the effective date of such termination, excepting only such commissions as may have been earned with respect to Notes already sold by you and accepted by the Company prior to the termination date.

10. Expenses. You shall bear all your own expenses incurred in connection with the offer and sale of Notes, and you shall not be entitled to any reimbursement for such expenses by the Company except to the extent of any expenses specified in Section 4 of this Agreement.

11. Indemnification and Contribution.

(a) The Company and the Manager agree to indemnify you and your officers, directors, representatives and controlling persons against losses, claims, damages or liabilities (including reasonable attorneys’ fees) to which you or such other persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of material fact contained in the Prospectus, or any breach of this Agreement (or any addendum thereto), or is inconsistent with or in violation of any provision of federal or state securities laws, the rules and regulations of the Securities and Exchange Commission, or the omission to state therein, material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred. You agree to repay the Company and/or the Manager any funds advanced by the Company and/or Manager in cases in which you are later found not to be entitled to such indemnification.

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(b) You agree to indemnify and hold harmless the Company, its Manager (and any additional Manager as may be added pursuant to the limited liability company agreement of the Company) and all other dealers participating in the offering of Notes, and each officer, director and controlling person of such persons, against any losses, claims, damages or liabilities (including reasonable attorneys’ fees) to which any of such persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any statements, actions or omissions by you or any person controlled by you or acting on your behalf, which statement, action or omission is untrue, or any breach of this Agreement (or any addendum thereto), or is inconsistent with or in violation of any provision of federal or state securities laws, the rules and regulations of the Securities and Exchange Commission or FINRA. The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred. The Company and/or the Manager agree(s) to repay you any funds advanced by you in cases in which the Company and/or Manager is/are later found not to be entitled to such indemnification.

(c) No party shall be indemnified for any losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless the following conditions are met:

(i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or

(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or

(iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and

(iv) in the case of subparagraph iii of this paragraph, the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states:

a. which are specifically set forth in the operating agreement; and

b. in which plaintiffs claim they were offered or sold Notes.

(d) The Company may not incur the cost of that portion of liability insurance which insures the Manager for any liability as to which the Manager is prohibited from being indemnified.

(e) The provision of advancement from Company funds to a Manager or its affiliates for legal expenses and other costs incurred as a result of any legal action is permissible if the following conditions are satisfied:

(i) the legal action relates to the performance of duties or services on behalf of the Company;

(ii) the legal action is initiated by a person who is not an investor, or a court of competent jurisdiction specifically approves such advancement; and

(iii) the Manager or its affiliates undertake to repay the advanced funds to the Company in cases in which such person is not entitled to indemnification.

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(f) Promptly after receipt by an indemnified party of notice of the commencement of any action for which indemnification is provided under subsection (a) or (b) above, such indemnified party shall, if a claim in respect thereof is to be made hereunder against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise under such subsection. In each case any such action is brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof and the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party.

(g) The indemnified party additionally may elect to employ its own legal counsel, but if it elects to do so the indemnifying party shall not be liable to such indemnified party for any legal expenses of such other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If, however, the indemnified party reasonably concludes that there may be defenses available to it that are different from or additional to those available to the indemnifying party, then the indemnifying party shall not have the right to direct the defense of any such action or proceeding on behalf of the indemnified party and the reasonable legal and other expenses incurred by the indemnified party in its own defense shall be borne by the indemnifying party.

(h) In order to provide for just and equitable contribution in any case in which (i) a claim is made for indemnification pursuant to this Section 11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that express provisions of this Section 11 provide for indemnification in such case or (ii) contribution may be required on the part of a party thereto, then the Manager, the Company, and participating dealers shall contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (which shall, for all purposes of this Agreement include, without limitation, all costs of defense and investigation and all attorneys fees) in either such case (after contribution from others) in such proportions that the participating dealers are responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the aggregate amounts received by the participating dealers pursuant to Section 4 of this agreement bear to the aggregate of the offering price of the Notes, and the Manager and the Company shall be responsible for the balance; provided, however, that the contribution of each such participating dealer shall not be in excess of its proportionate share (based upon the ratio of the aggregate purchase price of the Notes sold by such participating dealer to the aggregate purchase price of the Notes sold) of the portion of such losses, claims, damages or liabilities for which the participating dealer is responsible. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. If the full amount of the contribution specified in this subsection (h) of Section 11 is not permitted by law, then each participating dealer and each person who controls each participating dealer shall be entitled to contribution from the Manager and the Company and controlling persons to the full extent permitted by law.

12. Authority. It is understood that your relationship with the Company is as an independent contractor and that nothing herein shall be construed as creating a relationship of partnership, joint venturers, employer and employee or any other agency relationship between you and the Company.

13. Survival of Indemnities, Warranties and Representations. The indemnity agreements and the representations and warranties of the parties as set forth herein shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement, and shall survive the delivery of any payment for Notes.

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14. Notices. All notices or other communications required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile or email copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder; in each case above provided such communication is addressed to the intended recipient thereof. The address of the Company and its Manager is 3535 Factoria Blvd. SE, Suite 500, Bellevue, Washington 98006, and its email address is investor@icapequity.com, until changed by written notice. Your address and email address shall be as set forth below in the signature page, until changed by written notice.

15. Successors and Assigns. This Agreement and the terms and provisions hereof shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto; provided, however, that in no in event shall the term “successors and assigns” as used herein include any purchaser, as such, of any Notes. In addition, and without limiting the generality of the foregoing, the indemnity agreements contained herein shall inure to the benefit of the successors and assigns of the parties hereto, and shall be valid irrespective of any investigation made or not made by or on behalf of any party hereto.

16. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of Washington and the appropriate courts in King County, Washington shall be the forum for any litigation arising hereunder.

17. Invalid Provision. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

18. Waiver. EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT. The parties hereto each hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Washington and the Federal courts of the United States of America located in King County, Washington, in respect of the interpretation and enforcement of the terms of this Agreement, and in respect of the transactions contemplated hereby, and each hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto each hereby irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such a Washington State or Federal court.

19. Attorneys’ Fees. To the extent the payment of attorneys’ fees is not covered by Section 11 (Indemnification and Contribution), if a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement or any document executed in connection with this Agreement, then the prevailing party in such dispute shall be awarded any and all costs and expenses incurred by the prevailing party in enforcing, defending or establishing its rights hereunder or thereunder, including, without limitation, court costs and attorneys and expert witness fees. In addition to the foregoing award of costs and fees, the prevailing party also shall be entitled to recover its attorneys’ fees incurred in any post-judgment proceedings to collect or enforce any judgment.

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20. Third Party Beneficiaries. Except for the persons and entities referred to in Section 11 (Indemnification and Contribution), there shall be no third party beneficiaries of this Agreement, and no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Except for the persons and entities referred to in Section 11, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against any party to this Agreement. Each of the persons and entities referred to in Section 11 shall be a third-party beneficiary of this Agreement.

21. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

22. Nonwaiver. The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

23. Access to Information. The Company may authorize the Company’s transfer agent, if any, to provide information to you regarding recordholder information about your clients who have invested with the Company on an on-going basis for so long as you have a relationship with such clients. You shall not disclose any password for a restricted website or portion of website provided to you in connection with the offering and you shall not disclose to any person, other than an officer, director, employee or agent of yours, any material downloaded from such a restricted website or portion of a restricted website.

24. Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

25. Absence of Fiduciary Relationships. The parties acknowledge and agree that:

(a) your responsibility to the Company is solely contractual in nature; and

(b) you do not owe the Company, any of its affiliates or any other person or entity any fiduciary (or other similar) duty as a result of this Agreement or any of the transactions contemplated hereby other than in connection with Regulation BI set forth in Section 5(l).

[Signatures on following page]

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Please confirm your Agreement with the Manager and the Company to the terms contained herein and your acceptance of this appointment by dating and signing below and return a fully executed copy of this Placement Agent Agreement to us.

ICAP VAULT 1, LLC

By:	iCap Vault Management, LLC
Its:	Manager

By:
Name:	Chris Christensen
Title:	Chief Executive Officer

PLACEMENT AGENT ACCEPTANCE

ACCEPTED this_______day of___________, 20_____.

Firm Name: _______________________________________

Firm Address: _____________________________________

________________________________________________

By:
Print Name:
Title:

Taxpayer I.D. No. ____________________________________

Telephone Number: ___________________________________

Type of entity. _______________________________________

                            (corporation, partnership or proprietorship)

Email Address: _______________________________________

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